To: Advanced BioPhotonics' Board of Directors - Joseph T. Casey, Michael A. Davis, M.D., Denis O'Connor, Jed Schutz, William J. Wagner, James Wavle

From: Mark A. Fauci

Re: Resignation from the Board of Directors of ABPH

Date: 04/29/2007

CC: Kevin Healy

By way of this letter I hereby resign from the Board of Directors of Advanced BioPhotonics, effective immediately.



Mark A. Fauci